                                                              Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ivy Fund on Form N-14 of our report dated February 7, 2003 appearing in the Annual Report to Shareholders of Ivy Cundill Global Value Fund, Ivy
Developing Markets Fund, Ivy European Opportunities Fund, Ivy Global Value
Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology
Fund, Ivy International Fund, Ivy International Small Companies Fund, Ivy
International Value Fund, Ivy Pacific Opportunities Fund, Ivy Growth Fund,
Ivy US Blue Chip Fund, Ivy US Emerging Growth Fund, Ivy Bond Fund and Ivy
Money Market Fund, comprising Ivy Fund for the fiscal year ended December
31, 2002, which is also incorporated by reference in the Statement of
Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Other Service
Providers for the Acquiring Fund and the Acquired Fund" in the Combined
Prospectus and Proxy Statement, which is also part of such Registration
Statement.

/s/  Deloitte & Touche LLP

Kansas City, Missouri
March 13, 2003